UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2023
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023 (the “Waiver Effective Date”), Tupperware Brands Corporation (the “Company”), Tupperware Products AG (together with the Company, collectively, the “Borrowers”), and certain other subsidiaries of the Company entered into the Limited Waiver of Mandatory Prepayment and Payment Deferral Agreement (the “Waiver”) in connection with the Credit Agreement dated as of November 23, 2021 (as amended by the First Amendment to Credit Agreement dated as of August 1, 2022, the Second Amendment to Credit Agreement dated as of December 21, 2022, the Third Amendment to Credit Agreement dated as of February 22, 2023, and the Fourth Amendment to Credit Agreement and Limited Waiver of Borrowing Conditions dated as of May 5, 2023, the “Credit Agreement”), by and among, among others, the Borrowers, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the lenders party thereto. The Waiver, among other things, (a) provides for a waiver of the Term Loan (as defined in the Credit Agreement) mandatory prepayment requirements set forth in the Credit Agreement in connection with the Company’s receipt of approximately $10.4 million in net cash proceeds from the sale of certain of its Indonesian real property interests, on the condition that, among other things, the Borrowers make a one-time prepayment of the Global Tranche Revolving Loans (as defined in the Credit Agreement) in an aggregate principal amount of $6 million by July 10, 2023, (b) provides for a deferral of the $2,500,000, $500,000, and €2,200,000 principal amortization payments required to be made on or about June 30, 2023, by the Borrowers with respect to the USD Term Loans, the USD Term-2 Loans, and the EUR Term Loans (each as defined in the Credit Agreement), respectively, until July 31, 2025, and (c) provides that on and after the Waiver Effective Date, the consent of all Revolving Lenders (as defined in the Credit Agreement) (instead of Required Revolving Lenders (as defined in the Credit Agreement)) will be required to re-draw the final $6 million of revolving commitments during the existence of a Default (as defined in the Credit Agreement).

The description of the Waiver in this Current Report on Form 8-K (this “Current Report”) is a summary and is qualified in its entirety by reference to the complete terms of the Waiver included therein. The Waiver is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this item.

Item 7.01 Regulation FD Disclosure

2022 Form 10-K and First Quarter 2023 Form 10-Q Filings

The Company currently expects to file with the Securities and Exchange Commission (the “SEC”) its Annual Report on Form 10-K for fiscal year 2022 (the “Form 10-K”) by August 2023 and its Quarterly Report on Form 10-Q for the quarter ended April 1, 2023 (the “Form 10-Q”) by late September 2023; however, there can be no assurance that either the Form 10-K or Form 10-Q will be filed by such dates. The Company previously disclosed on Current Reports on Form 8-K filed on March 16, 2023, April 7, 2023, May 8, 2023 (as amended), and May 30, 2023 that it has identified multiple prior period misstatements and material weaknesses in internal control over financial reporting for the periods covered by the Form 10-K, and it is continuing its work to finalize its financial close process, including the restatement of its previously issued financial statements, and the identification, quantification, and remediation of material weaknesses, as applicable. (See section below for additional discussion of material weaknesses.)

In its Current Report on Form 8-K filed on April 7, 2023, the Company also reported its conclusion that there is substantial doubt about its ability to continue as a going concern. Despite entering into the Waiver, the Company is currently forecasting non-compliance with certain of its financial covenants set forth in the Credit Agreement in the first and second quarters of fiscal year 2023 and is forecasting insufficient liquidity to make its interest payment in July 2023 under the Credit Agreement, which would further limit its ability to borrow under the Credit Agreement. The Company also has violated certain covenants under the Credit Agreement due to the delay in filing (a) its Form 10-K (and the anticipated report of the Independent Registered Public Accounting Firm containing an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern) and (b) its Form 10-Q. If the Company is unable to obtain adequate capital resources or further amendments to the Credit Agreement to fund its operations, the Company believes that it would not be able to continue to operate its business pursuant to its current business plan. This would require management to further modify its operations to reduce spending to a sustainable level by, among other things, delaying, scaling back or eliminating some or all of the Company’s ongoing or planned investments in corporate infrastructure, business development, sales and marketing, research and development and other activities, which would have a material impact on the Company’s operations and its ability to increase revenues, or it may be forced to reorganize or liquidate.

Material Weaknesses

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 16, 2023 and subsequent Forms 8-K, the Company disclosed that it had determined that as of December 31, 2022, multiple material weaknesses existed in its internal control over financial reporting, and that its work to evaluate its control environment was ongoing. At present, the Company has determined that it did not design and maintain an effective control environment commensurate with its financial reporting requirements. Specifically, the Company determined that: (a) it did not maintain a sufficient complement of personnel with an appropriate degree of internal controls and accounting knowledge, experience, and training commensurate with its accounting and financial reporting requirements; and (b) the Company did not design and maintain effective controls in response to the risks of material misstatement, and that specifically, changes to existing controls or the implementation of new controls were not sufficient to respond to changes to the risks of material misstatement in financial reporting. The Company believes that these two material weaknesses contributed to the following additional material weaknesses:

•The Company did not design and maintain effective controls related to the accounting for the completeness, occurrence, accuracy and presentation of income taxes, including the income tax provision and related income tax assets and liabilities.
•The Company did not design and maintain effective controls related to the accounting for the completeness, accuracy and presentation of right of use assets and lease liabilities.
•The Company did not design and maintain effective controls related to the presentation of gains/losses related to intercompany loans.
•The Company did not design and maintain effective controls related to the accounting for the valuation of goodwill.
•The Company did not design and maintain effective controls related to account reconciliations to support the completeness, accuracy and presentation of the consolidated financial statements.

These material weaknesses are expected to result in the restatement of the Company’s annual consolidated financial statements in 2021 and 2020 and each of the Company’s interim consolidated financial statements in 2022 and 2021. There can be no assurance that additional material weaknesses will not be identified as the Company completes its financial close process. Additionally, the material weaknesses could result in misstatements to the Company’s accounts and disclosures that would result in a material misstatement of the annual or interim consolidated financial statements that would not be prevented or detected. Based on these material weaknesses, management concluded that as of December 31, 2022, the Company’s internal control over financial reporting was not effective.

The Company is working to implement remediation efforts with the objective of significantly improving the Company’s internal controls. A remediation plan will take time to develop, fully implement, and confirm its effectiveness and sustainability. Until a remediation plan is adopted and fully implemented and tested, the material weaknesses described above are expected to continue to exist.

The information contained in Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the timing of the filing of the Form 10-K and the Form 10-Q, the Company’s remediation of certain identified material weaknesses and the anticipated restatement of its previously issued consolidated financial statements for the years ended December 26, 2020 and December 25, 2021, and the previously issued unaudited interim condensed consolidated financial statements for fiscal year 2021, and the first three quarters of fiscal year 2022, and certain non-compliance under the Credit Agreement. Such forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: whether the Company will identify additional errors in previously issued financial statements, and other risks identified in the Company’s most recent filing on Form 10-K and other SEC filings, all of which are available on the Company’s website. The Company does not undertake to update its forward-looking statements unless otherwise required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Limited Waiver of Mandatory Prepayment and Payment Deferral Agreement dated as of June 30, 2023, by and among Tupperware Brands Corporation, as parent borrower, Tupperware Products AG, as Swiss subsidiary borrower, certain other subsidiaries of Tupperware Brands Corporation, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	July 7, 2023	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary